UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2017

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01— Entry into a Material Definitive Agreement

Underwriting Agreement

On July 6, 2017, Egalet Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), relating to an underwritten public offering of 16,666,667 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and accompanying warrants to purchase 16,666,667 shares of Common Stock, at a combined public offering price of $1.80 per share and accompanying warrant. Each warrant will have an exercise price of $2.70, subject to adjustment in certain circumstances. The shares of Common Stock are immediately separable from the warrants and will be issued separately.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 2,500,000 additional shares of Common Stock and additional warrants to purchase up to 2,500,000 shares of Common Stock. The net proceeds to the Company from the offering are expected to be approximately $30.0 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company (assuming no exercise of the Underwriters’ option and none of the warrants issued in the offering are exercised). All of the securities in the offering are being sold by the Company.

Warrants

The warrants may be exercised at any time on or after the date of issuance and will expire five years from the date of issuance. There is no established trading market for the warrants and the Company does not expect a market to develop.  In addition, the Company does not intend to apply for the listing of the warrants on any national securities exchange or other trading market.

The Company has engaged Broadridge Corporate Issuer Solutions, Inc. (“Warrant Agent”) to act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the warrants and the delivery of the shares of Common Stock upon exercise of the warrants. The warrants will initially be issued in book-entry form.

Pursuant to the terms of the warrant, a holder of a warrant will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to the Company.

If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of, the shares of Common Stock underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrant.  In the event of a cashless exercise, if the Company fails to timely deliver the shares underlying the warrants, it will be subject to certain buy-in provisions and liquidated damages.

In the event of a “fundamental transaction” as defined in the warrant agreement and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of Common Stock, the holder will have the right to have the warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation.  In the event of certain fundamental transactions, the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model and the terms of the warrants.

The warrants also contain a price protection feature, to the extent such warrants have not been exercised previously, to adjust the exercise price if shares of Common Stock are sold or issued in the future for a consideration per share less than the exercise price per share then in effect, based on the number of shares then outstanding and the number of shares being issued in such offering.  In addition, during the term of the warrant, the Company is prohibited from effecting or entering into any issuance of Common Stock or Common Stock Equivalents (as defined in the warrant agreement) involving a Variable Rate Transaction (as defined in the warrant agreement).

Subject to applicable laws and the restrictions on transfer set forth in the warrant, the warrant may be transferred at the option of the holder upon surrender of the warrant to the Company together with the appropriate instruments of transfer.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-209367) previously filed with the Securities and Exchange Commission and declared effective on February 11, 2016, and a preliminary and final prospectus supplement thereunder.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreement. The foregoing descriptions of the Underwriting Agreement and the Warrants are qualified in their entirety by reference to the Underwriting Agreement and form of Warrant, copies of which are filed as Exhibits 1.1 and 4.1 to this Form 8-K, respectively, and are incorporated herein by reference. A copy of the opinion of Dechert LLP regarding the validity of the shares of Common Stock and warrants issued in the offering is attached hereto as Exhibit 5.1.

Item 8.01 — Other Events

On July 11, 2017, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 6, 2017, by and between Egalet Corporation and Cantor Fitzgerald & Co.

4.1	Form of Warrant.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (set forth in Exhibit 5.1).

99.1	Press Release of the Company issued on July 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2017	Egalet Corporation

	By:	/s/ Stan Musial
		Name:	Stan Musial
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 6, 2017, by and between Egalet Corporation and Cantor Fitzgerald & Co..

4.1	Form of Warrant.

5.1	Opinion of Dechert LLP.

23.1	Consent of Dechert LLP (set forth in Exhibit 5.1).

99.1	Press Release of the Company issued on July 11, 2017.